Exhibit 5

MAYER, BROWN, ROWE & MAW

190 SOUTH LA SALLE STREET

CHICAGO, ILLINOIS 60603-3441

MAIN TELEPHONE

(312) 782-0600

MAIN FAX

(312) 701-7711

May 28, 2003

AmeriVest Properties Inc.

1780 South Bellaire, Suite 100

Denver, CO 80222

Gentlemen:

We have acted as special counsel to AmeriVest Properties Inc., a Maryland corporation (“AmeriVest”), in connection with the preparation of AmeriVest’s Registration Statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended, concerning registration of 5,750,000 shares of common stock, $.001 par value per share (the “Securities”), of AmeriVest.

As special counsel to AmeriVest, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, AmeriVest’s Amended and Restated Articles of Incorporation and Bylaws, as amended, resolutions of AmeriVest’s Board of Directors and committees thereof (the “Board”) and such AmeriVest records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of officers of AmeriVest. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Securities have been duly authorized and when and if delivered in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

Brussels  Charlotte  Chicago  Cologne  Frankfurt  Houston  London  Los Angeles  Manchester  New York  Palo Alto  Paris  Washington, D.C.

Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated

English partnership in the offices listed above.

MAYER, BROWN, ROWE & MAW

AmeriVest Properties Inc.

May 28, 2003

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

Sincerely,

/s/ MAYER, BROWN, ROWE & MAW